EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 1 to Registration Statement on Form SB-2, of our report dated September 24, 2007 relating to the financial statements of LIFESCIENCES OPPORTUNITIES INCORPORATED as of January 31, 2007 and 2006 and for each of the years in the two year period ended January 31, 2007 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

\s\ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
October 29, 2007